EXHIBIT 25.1
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                            _____________________

                                  FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER
                    THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE
             Check if an Application to Determine Eligibility of
                 a Trustee Pursuant to Section 305(b)(2)___
            _____________________________________________________

                    U.S. BANK TRUST NATIONAL ASSOCIATION
             (Exact name of Trustee as specified in its charter)

    111 EAST WACKER DRIVE, SUITE 3000       60601          36-4046888
            CHICAGO, ILLINOIS            (Zip Code)     I.R.S. Employer
     (Address of principal executive                     Identification
                offices)                                      No.

                                 Larry Kusch
                      111 East Wacker Drive, Suite 3000
                           Chicago, Illinois 60601
                          Telephone (312) 228-9446
          (Name, address and telephone number of agent for service)


                                  AAR CORP.
             (Exact name of obligor as specified in its charter)

                      DELAWARE                          75-1743247
          (State or other jurisdiction of            (I.R.S. Employer
           incorporation or organization)          Identification No.)


   ONE AAR PLACE
   1100 NORTH WOOD DALE ROAD
   WOOD DALE, ILLINOIS                                    60191
   (Address of Principal Executive Offices)             (Zip Code)

                               DEBT SECURITIES
                     (Title of the Indenture Securities)

   ======================================================================





                                  FORM T-1
                                  --------


   ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

        a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.
                  Comptroller of the Currency
                  Washington, D.C.

        b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  Yes

   ITEM 2. AFFILIATIONS WITH OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.
                  None

   ITEMS 3-15     There is not nor has there been a default with respect
                  to the securities under this Indenture. The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under such other Indentures.

   ITEM 16. LIST OF EXHIBITS: LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

             1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to
                  Exhibit 1 of Form T-1, Registration No. 333-18235.

             2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 333-18235.

             3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 333-18235.

             4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 333-18235.

             5.   Not applicable.

             6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 333-18235.





             7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

             8.   Not applicable.

             9.   Not applicable.





                                  SIGNATURE


   Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 13th day of May, 1998.


                                 U.S. BANK TRUST NATIONAL ASSOCIATION

                                 By:  /s/ Larry Kusch
                                      -----------------------------
                                      Larry Kusch
                                      Assistant Vice President and
                                      Assistant Secretary





   Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Bank for December 31, 1997

   All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

   Schedule RC - Balance Sheet

                                                                                                                     C200 <-
                                                                                                 Dollar Amounts in Thousands
       ----------------------------------------------------------------------------------------------------------------------
       ASSETS
       1.      Cash and balance due from depository institutions (from Schedule RC-A):__     RCON
                                                                                             ----
               a.  Noninterest-bearing balances and currency and coin (1)_______________     0081. .          55,536    1.a
               b.  Interest-bearing balances (2)________________________________________     0071. .               0    1.b
       2.      Securities:
               a.  Held-to-maturity securities (from Schedule RC-B, column A)___________     1754. .               0    2.a
               b.  Available-for-sale securities (from Schedule RC-B, column D)_________     1773. .           3,216    2.b
       3.      Federal funds sold and securities purchased under agreements to resell___     1350. .               0    .3.
       4.      Loans and Lease financing receivables:
                                                                  RCON
               a.       Loans and Leases, net of unearned         ----
                        income (from Schedule RC-C)__________     2122 . .     0.00                                     4.a
               b.       LESS: Allowance for Loan and Lease
                        Losses_______________________________     3123 . .     0.00                                     4.b
               c.       LESS: Allocated transfer risk reserve     3128 . .     0.00                                     4.c
               d.       Loans and Leases, net of unearned income, allowance, and reserve
                        (item 4.a minus 4.b and 4.c)                                         2125. .               0    4.d
       5.      Trading assets___________________________________________________________     3545. .               0    5.
       6.      Premises and fixed assets (including capitalized leases)_________________     2145. .              95    6.
       7.      Other real estate owned (from Schedule RC-M)_____________________________     2150. .               0    7.
       8.      Investments in unconsolidated subsidiaries and associated companies (from
               Schedule RC-M)___________________________________________________________     2130. .               0    8.
       9.      Customers' liability to this bank on acceptance outstanding______________     2155. .               0    9.
       10.     Intangible assets (from Schedule RC-M)___________________________________     2143. .          48,072    10.
       11.     Other assets (from Schedule RC-F)________________________________________     2160. .           2,435    11.
       12.     Total assets (sum of items 1 through 11)_________________________________     2170. .         109,354    12.


     ----------------

     (1)      Includes cash items in process of collection and unposted debits.
     (2)      Includes time certificates of deposit not held for trading.













     Schedule RC - Continued
                                                                                                 Dollar Amounts in Thousands
     -------------------------------------------------------------------------------------------------------------------
       LIABILITIES
       13.     Deposits:                                                                     RCON
                                                                                             ----
               a.       In domestic offices (sum of totals of columns A and C from           2200. .             0.00   13.a
                        Schedule RC-E
                                                                  RCON
                                                                  ----
                        (1)     Noninterest-bearing(1)_______     6631. .      0                                        13.a.1
                        (2)     Interest-bearing_____________     6636. .      0                                        13.a.2
               b.       In foreign offices, Edge and Agreement subsidiaries, and IBFs___
                        (1)     Noninterest-bearing_____________________________________
                        (2)     Interest-bearing________________________________________
       14.     Federal funds purchased and securities sold under agreements to               2800. .             0      14.
               repurchase_______________________________________________________________
       15.     a.       Demand notes issued to the U.S. Treasury________________________     2840. .             0      15.a
               b.       Trading liabilities_____________________________________________     3548. .             0      15.b
       16.     Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
               a.       With a remaining maturity of one year or less___________________     2332. .             0      16.a
               b.       With a remaining maturity of more than one year through three        A547. .             0      16.b
                        years___________________________________________________________
               c.       With a remaining maturity of more than three years______________     A548. .             0      16.c
       17.     Not applicable
       18.     Bank's liability on acceptances executed and outstanding_________________     2920. .             0      18.
       19.     Subordinated notes and debentures (2)____________________________________     3200. .             0      19.
       20.     Other liabilities (from Schedule RC-G)___________________________________     2930. .         2,072      20.
       21.     Total liabilities (sum of items 13 through 20)___________________________     2948. .         2,072      21.
       22.     Not applicable

     ____________________

     (1)      Includes total demand deposits and noninterest-bearing time and savings deposits.
     (2)      Includes limited life preferred stock and related surplus.

       EQUITY CAPITAL
       23.     Perpetual preferred stock and relates surplus____________________________     3838. .             0      23.
       24.     Common stock_____________________________________________________________     3230. .         1,000      24.
       25.     Surplus (exclude all surplus related to preferred stock)_________________     3839. .       106,712      25.
       26.     a.       Undivided profits and capital reserves__________________________     3632. .          (430)     26.a
               b.       Net unrealized holding gains (losses) on available-for-sale          8434. .             0      26.b
                        securities______________________________________________________
       27.     Cumulative foreign currency translation adjustments______________________
       28.     Total equity capital (sum of items 23 through 27)________________________     3210. .       107,282      28.
       29.     Total liabilities and equity capital (sum of items 21 and 28)____________     3300. .       109,354      29.











       MEMORANDUM

       To be reported only with the March Report of Condition.
       1.      Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
               1996_____________________________________________________________________     6724. .      N/A           M1.

     1 =      Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
     2 =      Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
     3 =      Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
     4 =      Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
     5 =      Review of the bank's financial statements by external auditors
     6 =      Compilation of the bank's financial statements by external auditors
     7 =      Other audit procedures (excluding tax preparation work)
     8 =      No external audit work





































     Schedule RC-A - Cash and Balances From Depository Institutions
     Exclude assets held for trading.
                                                                                                                     C205 <-
                                                                                                 Dollar Amounts in Thousands
     --------------------------------------------------------------------------------------------------------------------
       ASSETS
       1.      Cash items in process of collection, unposted debits, and currency and        RCON
               coin:                                                                         ----
               a.       Cash items in process of collection and unposted debits_________     0020. .             0      1.a
               b.       Currency and coin_______________________________________________     0080. .             0      1.b
       2.      Balances due from depository institutions in the U.S.:
               a.       U.S. branches and agencies of foreign banks_____________________     0083. .             0      2.a
               b.       Other   commercial  banks  in   the  U.S.  and   other  depository   0085. .        55,536      2.b
                        institutions in the U.S.________________________________________
       3.      Balances due from banks in foreign countries and foreign central banks:__
               a.       Foreign branches of other U.S. banks____________________________     0073. .             0      3.a
               b.       Other banks in foreign countries and foreign central banks______     0074. .             0      3.b
       4.      Balances due from Federal Reserve Banks__________________________________     0090. .             0      4.
       5.      Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a    0010. .        55,536      5.
               and 1.b)_____________________________________________________________

     MEMORANDUM                                                                                    Dollar Amounts in
     Thousands
     --------------------------------------------------------------------------------------------------------------------
                                                                                             RCON
       1.      Noninterest-bearing balances due from commercial banks in the U.S.            ----
               (included in items 2.1 and 2.b above)____________________________________     0050. .      55,536        M.1
























